Exhibit 99.2

Q2 2012 Earnings Prepared Remarks

Tessera Technologies, Inc. (the “Company” or “we”) is a holding company for two operating businesses (sometimes referred to as “reporting segments” or “business segments”): Intellectual Property and DigitalOptics. The Company’s primary end markets are computing, mobile, and consumer optics. Consumer devices such as notebooks, smartphones, and digital still cameras throughout the world contain patented semiconductor packaging technology from our Intellectual Property patent portfolios as well as our DigitalOptics technologies and patents.

Segment Review

Intellectual Property

First half 2012 IP revenue was $92 million, almost entirely from royalties for use of the semiconductor packaging technology in our Tessera, Inc. patent portfolio. We are executing well and are focused on securing long-term, running-royalty license agreements with customers for our patent portfolios.

We view the patent monetization business of Tessera, Inc. and Invensas as a cash generating business, whose primary market, DRAM, will have relatively flat end market unit demand over the next three years.

Recently, the International Court of Arbitration of the International Chamber of Commerce (ICC) ruled in favor of Tessera, Inc. in its dispute with Amkor Technology, Inc. Based on a preliminary review of the interim award, we intend to seek an amount in excess of $125 million from Amkor. In addition, the ICC tribunal confirmed that the Amkor license agreement had been properly terminated by Tessera, Inc. in February 2011.

Also, in the second quarter Tessera, Inc. received from Powertech Technology Inc. (PTI) a notification that purported to terminate its license agreement with Tessera, Inc. We believe PTI’s position is without merit because there was no breach of contract by Tessera, Inc. and the license agreement is in full force and effect.

Invensas unveiled two new technologies in the second quarter, further demonstrating the progress it is making in development of next generation technologies. In April, Invensas announced its dual in-line memory module (DIMM)-IN-A-PACKAGETM technology for UltrabooksTM and tablet computers. DIMM-IN-A-PACKAGE can replace the current memory module used by such electronic devices in a smaller form factor. In May, Invensas announced its bond via array (BVA) technology. Invensas' BVA technology, which uses existing packaging infrastructure, enables high-performance consumer electronic devices to meet the processing demands of next-generation designs, making it an ideal low-cost and highly adoptable solution for mobile device manufacturers. Discussions with development partners and potential licensees are underway, and we are taking significant steps toward commercial adoption of these next-generation technologies.

DigitalOptics

In the first half of 2012 we made significant progress toward our goal of becoming a vertically integrated Original Design Manufacturer (ODM) of next generation integrated camera modules.

Operationally, we put in place a MEMS foundry supply chain for the autofocus component of the camera module and formed lens and camera module design teams in the US, Japan and Taiwan. We also established camera module assembly capability in Zhuhai, China through the acquisition of the Vista Point Technologies camera module manufacturing assets from Flextronics.

We anticipate shipping our MEMS autofocus technology in the fourth quarter to a primary integrator partner for use in a specific platform of a Tier One customer. In parallel, we are building our own lens manufacturing facility in Taiwan. The design and manufacture of lens assemblies is tightly integrated; this effort, which will require an initial investment of approximately $30 million, will allow us to better control the supply chain and deliver to our customers a complete camera module solution.

We are engaged with multiple Tier One and other mobile phone makers regarding programs suitable for our MEMS autofocus camera modules. These engagements are at various stages, including module sampling, qualification testing, and commercial discussions, relating to numerous programs and/or platforms.

Long term, growth for DigitalOptics will come from sale of our next-generation camera modules to the $9 billion market for mobile phone cameras.

Financial Discussion

Quarterly Revenue

	Q2 2012	Q2 2011	Y-o-Y %	Q1 2012	Q-o-Q %
Total Revenue	61.4	70.7	-13%	46.7	32%
Intellectual Property	53.0	60.5	-12%	39.0	36%
DigitalOptics	8.4	10.2	-18%	7.7	11%
DigitalOptics – Royalties	3.1	3.7	-17%	3.1	-1%

(in millions, except %)

Revenue for the second quarter of 2012 was $61.4 million, above our revenue guidance range of $59.0 million to $60.0 million.

Intellectual Property revenue was $53.0 million, which compared to our revenue guidance range of $50.5 million to $51.0 million. As compared to the first quarter of 2012, revenue was up $14.0 million primarily due to payments related to audits of approximately $9.4 million and $7.0 million related to the impact of volume-based pricing for two of our DRAM customers, which were offset by lower unit volumes reported by certain DRAM customers totaling $1.4 million and $1.0 million in audit and license related revenue in the first quarter.

In comparison to the prior year Intellectual Property revenue of $60.5 million, which included a $1.0 million nonrecurring license fee, second quarter 2012 Intellectual Property revenue was down $7.5 million primarily due to the timing of the renewed contract with a major DRAM customer, which resulted comparatively in lower revenues of $6.1 million, and lower unit volumes reported by customers totaling $9.8 million, offset by audit payments in the second quarter of 2012 of approximately $9.4 million.

DigitalOptics total revenue for the second quarter of 2012 was $8.4 million, which was up $0.7 million from the prior quarter. Royalty and license revenue was $5.2 million, an increase of $0.9 million from the prior quarter largely due to a license fee for our Face Tools technologies. Royalties were $3.1 million, which was approximately equal to the prior quarter. Products and services revenue was $3.2 million, down $0.2 million or 5% sequentially due to lower revenue from non-recurring engineering fees from our Micro-Optics customers.

In comparison to the prior year, second quarter DigitalOptics revenue was down $1.8 million, primarily due to lower Micro-Optics products and services of $2.1 million, which included a one-time service fee of $0.5 million in the prior year, and lower Extended Depth of Field (EDoF) royalties of $0.6 million, offset by the aforementioned Face Tools license fee.

Quarterly GAAP Results

Total GAAP operating expenses in the second quarter of 2012 were $61.6 million, as follows

•	Cost of revenues: $5.6 million

•	R&D: $24.9 million

•	SG&A: $24.4 million, and

•	Litigation expense: $6.7 million.

Included in the GAAP operating expenses above are the following:

•	Stock-based compensation expense: $5.2 million, and

•	Amortization of acquired intangibles: $6.3 million.

Second quarter total GAAP operating expenses were higher by $4.3 million, or 8% quarter over quarter. Litigation expense was higher by $3.2 million, or 93%, and R&D was higher by $1.5 million or 6%. Cost of revenues and SG&A were, in aggregate, $0.4 million or 1% lower sequentially.

Other income, net of expense, was $1.0 million, which included $0.6 million of interest income and $0.4 million from a one-time gain on proceeds from the sale of preferred stock issued to us in conjunction with a license agreement from a privately-held company that was recently acquired.

GAAP tax expense was $1.2 million.

Quarterly GAAP Net Income (Loss) and Earnings (Loss) Per Share

	Q2 2012	Q2 2011	Q1 2012
GAAP Net Income (Loss)	(0.4)	11.6	(8.1)
GAAP Earnings (Loss) Per Share	(0.01)	0.23	(0.16)
Fully Diluted Shares	51.9	51.4	52.1

(in millions, except per share data)

Quarterly Non-GAAP Results

Total Non-GAAP operating expenses in the second quarter of 2012 were $50.0 million, as follows:

•	Cost of revenues: $3.3 million

•	R&D: $21.6 million

•	SG&A: $18.4 million, and

•	Litigation expense: $6.7 million.

Second quarter total Non-GAAP operating expenses were higher by $3.1 million quarter over quarter, or 7%, largely resulting from higher litigation expense, which was up $3.2 million. R&D expense was up $1.2 million, or 6%, sequentially due primarily to increased headcount in support of MEMS and lens development activities and pre-production materials related to MEMS. SG&A expenses were lower by $1.0 million substantially due to the expenses incurred in the first quarter 2012 related to our proxy statement and annual stockholders meeting. Litigation expense was significantly higher than the prior quarter as the first quarter of 2012 was exceptionally low due to the timing of litigation events.

Non-GAAP results exclude stock-based compensation, charges for acquired in-process research and development, acquired intangibles amortization, impairment charges on long-lived assets and goodwill, and related tax effects. We have included a detailed reconciliation between our GAAP and Non-GAAP net income (loss) in both our earnings release and on our website for your convenient reference.

Quarterly Non-GAAP Net Income (Loss) and Earnings (Loss) Per Share

Tax adjustments in the second quarter of 2012 for Non-GAAP items were approximately $2.9 million.

	Q2 2012	Q2 2011	Q1 2012
Non-GAAP Net Income (Loss)	8.3	21.4	(0.2)
Non-GAAP EPS (Loss) Per Share	0.16	0.41	(0.00)
Fully Diluted Shares	52.9	52.5	53.1

(in millions, except per share data)

Balance Sheet Metrics

We ended the second quarter of 2012 with $474.8 million in cash, cash equivalents, and investments, a $15.6 million decrease from the prior quarter.

In the second quarter of 2012, net cash provided by operations was $23.3 million. We purchased $1.1 million of intellectual property and $4.6 million of property and equipment. On June 28, 2012, the Company paid $27.2 million in connection with the Vista Point Technologies acquisition, approximately $7 million of which was deposited with an escrow agent for the second closing of assets. On June 14, 2012, $5.2 million was paid to stockholders of record as of May 24, 2012, for the quarterly $0.10 per common share cash dividend.

Third Quarter of 2012 Dividend

On July 25, 2012, the board of directors declared a cash dividend of $0.10 per share of common stock for the third quarter, payable on Sept. 13, 2012, for stockholders of record at the close of business on Aug. 23, 2012.

Guidance Policy

In 2013, we expect to see significant changes in our business model as our DigitalOptics business starts the high volume manufacture of integrated camera modules for mobile phones and, we believe, begins to generate meaningful sales. As with most new businesses, there can be greater uncertainty initially into the predictability of revenue. This uncertainty will not enable us to provide sufficient visibility to investors regarding near-term financial expectations and performance. Therefore, commencing with the first quarter of 2013, we plan to no longer provide financial guidance.

Safe Harbor Statement

This document contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company's financial results for the first quarter of 2012; the Company’s ability to secure license agreements with its customers; revenue and product shipment predictions; industry and technology trends; the Amkor arbitration, including to the amount Tessera, Inc. intends to seek from Amkor; PTI’s position with respect to its license agreement with Tessera, Inc.; adoption of the Company’s technologies, including its new semiconductor packaging technologies and its MEMS autofocus technology; the characteristics, benefits, advantages, features, qualities and potential of the Company’s technologies and products; discussions and engagements with current and potential partners and licensees; the transformation of the DigitalOptics business into a vertically integrated ODM, including for devices using MEMS autofocus technology; revenue predictions; the cost and anticipated benefits of building a lens manufacturing facility; the long term growth of the DigitalOptics business; changes to the business model; and the Company’s guidance policy. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company's businesses; market or industry conditions; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses, including the integration by DigitalOptics Corporation (“DOC”) of Flextronics’s camera module business in Zhuhai, China; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company’s technologies and products; failure by DOC to become a vertically integrated camera module supplier; and the reliance on a limited number of suppliers for the components used in the manufacture of DOC products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of these prepared remarks. The Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2011, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, include more information about factors that could affect the Company's financial results. The Company assumes no obligation to update information contained in these prepared remarks. Although these prepared remarks may remain available on the Company's website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this document contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets and goodwill, and related tax effects. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification 718, “Stock Compensation” upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in these remarks provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations (available in the Company’s earnings release and on its website) to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.